UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2008

DIGIMARC CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 000-28317

Delaware	94-3342784
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9405 SW Gemini Drive, Beaverton Oregon	97008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 469-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement

The information provided in Item 3.03 of this current report on Form 8-K is incorporated herein by this reference.

ITEM 3.03  Material Modification to Rights of Security Holders

As previously disclosed by Digimarc Corporation (the “Company”) in its current report on Form 8-K filed with the Commission on March 24, 2008, on March 23, 2008, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with L-1 Identity Solutions, Inc. (“L-1”) and Dolomite Acquisition Co., a wholly-owned subsidiary of L-1 (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing after the Merger as the surviving corporation and a subsidiary of L-1.  On April 3, 2008, the Company entered into a First Amendment of Rights Agreement (the “Amendment”) to its Rights Agreement, dated as of November 16, 2004, between the Company and Computershare Trust Company N.A. (formerly EquiServe Trust Company, N.A.) (the “Rights Agreement”), for the purpose of amending the Rights Agreement to render it inapplicable to the Merger Agreement, the Support Agreements, the Spin-Off, the Merger (each as defined in the Merger Agreement) and the other transactions contemplated thereby.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 4.1 hereto.

Additional Information and Where to Find It

In connection with the proposed merger, L-1 will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Digimarc that also constitutes a prospectus of L-1. Digimarc will mail the proxy statement/prospectus to its stockholders. Digimarc urges investors and security holders to read the proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from Digimarc’s website (www.digimarc.com) under the heading “Investors” and then under the tab “SEC Filings.”

Digimarc and its directors, executive officers and certain other members of management and employees may be soliciting proxies from Digimarc stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Digimarc stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about Digimarc’s executive officers and directors in its definitive proxy statement filed with the SEC on March 12, 2008. You can obtain free copies of these documents from Digimarc by mailing a written request to Robert P. Chamness, Secretary, Digimarc Corporation, 9405 S.W. Gemini Drive, Beaverton, Oregon 97008.

Forward Looking Statements

This communication contains certain “forward-looking statements” that are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, particularly those statements regarding the effects of the proposed spin-off and the proposed merger and those preceded by the words “believes,” “expects,” “estimates,” “anticipates,” “will” or words of similar import are statements of management’s opinion. These statements are subject to certain assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors. For instance, although Digimarc and L-1 have signed a definitive agreement, there is no assurance that they will complete the transactions contemplated thereby. The proposed merger may not occur if the companies do not receive necessary approval of Digimarc’s stockholders, or a government agency, or if either Digimarc or L-1 fail to satisfy other conditions to closing. More detailed information about risk factors that may affect actual results is set forth in filings by Digimarc with the SEC on Forms 10-K, 10-Q and 8-K, including but not limited to those described in the Company’s Form 10-K for the year ended December 31, 2007 in Part II, Item 7 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) under the captions “Liquidity and Capital Resources” and “Factors Affecting Forward Looking Statements” and in Part II, Item 9A thereof (“Controls and Procedures”). Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this communication. Except as required by law, we undertake no obligation to publicly update or review any forward-looking statements to reflect events or circumstances that may arise after the date of this report.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

4.1	First Amendment of Rights Agreement made by Digimarc and acknowledged by Computershare Trust Company N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2008

DIGIMARC CORPORATION

By:

/s/ Bruce Davis
Bruce Davis
Chief Executive Officer

Exhibit	Description

4.1	First Amendment of Rights Agreement made by Digimarc and acknowledged by Computershare Trust Company N.A.